UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 20, 2012

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2012, Marsh & McLennan Companies, Inc. (the "Company") filed a Current Report on Form 8-K related to the appointment of Daniel S. Glaser as President and Chief Executive Officer effective January 1, 2013. This Amendment is being filed to report a summary of the principal terms of a letter agreement with Mr. Glaser governing the terms of his employment as President and Chief Executive Officer.

(c) On September 20, 2012, the Company announced that Brian Duperreault, 65, will retire as the Company’s President and Chief Executive Officer at year end. Mr. Duperreault will also retire from the Company’s Board of Directors (the “Board”) concurrent with his retirement from the Company.

Daniel S. Glaser, 52, currently the Company's Group President and Chief Operating Officer, has been named Mr. Duperreault's successor and will become President and Chief Executive Officer effective January 1, 2013. In addition, Mr. Glaser will become a director of the Company effective January 1, 2013. Upon joining the Board, Mr. Glaser will serve as a member of the Board’s Executive and Finance Committees.

Mr. Glaser has served as Group President and Chief Operating Officer of the Company since April 2011, with operational and strategic oversight of both the Risk and Insurance and the Consulting segments of the Company. Prior to his current role, Mr. Glaser served as Chairman and Chief Executive Officer of Marsh Inc., a wholly-owned subsidiary of the Company. He rejoined Marsh in December 2007, after serving in senior positions in commercial insurance and insurance brokerage in the United States, Europe, and the Middle East. Prior to Marsh, he was managing director of AIG Europe (UK) Limited, a Senior Vice President of AIG, Inc., and the Chairman of AIU's strategic advisory group. He began his career at Marsh 30 years ago.

Mr. Glaser is a former Chairman of BritishAmerican Business and serves on its International Advisory Board. He is a member of the Board of Trustees of the American Institute for Chartered Property Casualty Underwriters and the Board of Trustees of Ohio Wesleyan University.

The Company's related press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(e) On December 11, 2012, the Company entered into a letter agreement with Mr. Glaser governing the terms of his employment as President and Chief Executive Officer, effective as of January 1, 2013. The principal terms of Mr. Glaser's letter agreement are summarized below.

Salary and Bonus. Mr. Glaser will receive an annual base salary of $1,400,000. Mr. Glaser will be eligible for an annual bonus with an anticipated target equal to $2,800,000 commencing with the 2013 performance year (awarded in 2014). His actual bonus may range from 0% to 200% of target, based on achievement of individual performance objectives and/or Company performance as the Company may establish from time to time. In the event of his disability or death, Mr. Glaser will receive a pro-rata bonus for the year of termination.

Long-Term Incentive Compensation. Mr. Glaser will be eligible to participate in the Company's long-term incentive program with an anticipated target grant date fair value of $7,800,000, commencing with the annual award made in 2013.

Participation in the Senior Executive Severance Plan. Mr. Glaser will continue to participate in the Senior Executive Severance Plan. In the event his employment with the Company terminates, the

Senior Executive Severance Plan will govern the terms under which he may be eligible to receive severance and/or other transition benefits from the Company. In general, the Senior Executive Severance Plan provides benefits to participants in the event of a termination of employment by the Company without cause or, within the two-year period following a change in control of the Company, either by the Company without cause or by the participant for good reason. Benefits under the Plan generally include cash severance equal to one year's base salary plus a bonus equal to the average of the annual bonuses paid to the participant for each of the three prior calendar years; a pro-rata bonus for the year of termination; twelve months of outplacement services; and continued medical and dental coverage for twelve months at active employee rates. Benefits are conditioned on the participant having properly and timely executed and delivered to the Company a valid, irrevocable waiver and release of claims agreement (including restrictive covenants) in a form satisfactory to the Company.

Benefits. Mr. Glaser will continue to be eligible to participate in the Company's employee benefit plans and programs on terms and conditions as are generally provided to similarly situated employees of the Company. Mr. Glaser will have access to a car and driver for business purposes and for work/home travel purposes. Mr. Glaser will also have access to corporate aircraft for personal travel, up to $100,000 in aggregate incremental cost each calendar year as calculated by the Company for disclosure purposes for the Summary Compensation Table of the Company's proxy statement; provided that this amount and calculation methodology will be reviewed from time to time and subject to adjustment to reflect market trends. If the imputed income attributable to these benefits is taxable to Mr. Glaser, then the taxes associated with this taxable income will not be reimbursed or paid by the Company. In addition, Mr. Glaser will continue to be eligible to participate in the Financial Services Program, as in effect from time to time.

Non-Competition and Non-Solicitation. While employed by the Company and for 24 months following his termination of employment, Mr. Glaser will be subject to certain non-competition and non-solicitation restrictions.

The foregoing summary is qualified in its entirety by reference to Mr. Glaser's letter agreement and non-competition and non-solicitation agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement, dated December 11, 2012, between Marsh & McLennan Companies, Inc. and Daniel S. Glaser

10.2	Non-Competition and Non-Solicitation Agreement, dated as of December 11, 2012, between Marsh & McLennan Companies, Inc. and Daniel S. Glaser

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 20, 2012 (incorporated by reference to the Company's Current Report on Form 8-K originally filed on September 20, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:    December 14, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Letter Agreement, dated December 11, 2012, between Marsh & McLennan Companies, Inc. and Daniel S. Glaser

10.2	Non-Competition and Non-Solicitation Agreement, dated as of December 11, 2012, between Marsh & McLennan Companies, Inc. and Daniel S. Glaser

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 20, 2012 (incorporated by reference to the Company's Current Report on Form 8-K originally filed on September 20, 2012)

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